Exhibit 10.1

LOAN AGREEMENT

Dated as of January 30, 2007

among

RICHARD MERUELO AS TRUSTEE OF THE RICHARD MERUELO LIVING TRUST

U/D/T DATED SEPTEMBER 15, 1989

AND

MERCO GROUP-ROOSEVELT BUILDING, LLC,

as Borrowers,

KEYBANK NATIONAL ASSOCIATION,

as a Bank,

THE OTHER BANKS WHICH MAY BECOME PARTIES TO THIS AGREEMENT,

and

KEYBANK NATIONAL ASSOCIATION,

as Agent

LOAN AGREEMENT

This LOAN AGREEMENT is made as of the 30th day of January, 2007, by and among RICHARD MERUELO AS TRUSTEE OF THE RICHARD MERUELO LIVING TRUST U/D/T DATED SEPTEMBER 15, 1989, a trust established under the laws of the State of California (the “Trust”), MERCO GROUP-ROOSEVELT BUILDING, LLC, a California limited liability company (“Merco”; Merco and Trust are hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”), KEYBANK NATIONAL ASSOCIATION, and the other lending institutions which may become parties hereto pursuant to §18 (the “Banks”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Banks (the “Agent”).

RECITALS

WHEREAS, Borrowers have requested that the Banks provide a term loan to Borrowers; and

WHEREAS, Agent and the Banks are willing to provide such facility to the Borrowers on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions herein, and of any loans, advances, or extensions of credit now or hereafter made to or for the benefit of the Borrowers by the Banks, the parties hereto hereby covenant and agree as follows:

§1. DEFINITIONS AND RULES OF INTERPRETATION.

§1.1 Definitions. The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Agreement referred to below:

Acknowledgment. That certain Acknowledgment dated of even date herewith executed by MMPI in favor of Agent.

Affiliate. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interests, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited or general partnership interests, preferred stock or other ownership interests of such Person.

Agent. KeyBank, acting as Administrative Agent for the Banks, its successors and assigns.

Agent’s Head Office. The Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrowers and the Banks.

Agent’s Special Counsel. McKenna Long & Aldridge LLP or such other counsel as may be approved by the Agent.

Agreement. This Loan Agreement, including the Schedules and Exhibits hereto.

Assignment of Hedge Agreement. The Assignment of Hedge Agreement dated of even date herewith by Borrowers in favor of Agent.

Assignment of Interests. Collectively, those certain Assignments of Interests dated of even date herewith by each Borrower in favor of Agent.

Balance Sheet Date. September 30, 2006.

Banks. KeyBank and any other Person who becomes an assignee of any rights of a Bank pursuant to §18.

Base Rate. The greater of (a) the variable per annum rate of interest announced from time to time by Agent at Agent’s Head Office as its “prime rate” or (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

Board. As defined in the definition of Change of Control.

Borrowers. As defined in the preamble hereto.

Business Day. Any day on which banking institutions located in Cleveland, Ohio are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

Capitalized Lease. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

Cash Collateral Agreement. That certain Cash Collateral Account and Control Agreement dated of even date herewith between KeyBank, Agent and Borrowers.

Change of Control. A Change of Control shall exist in the event that Guarantor shall fail to own at least eighty (80%) economic, voting and other beneficial interests in Merco free of any lien, encumbrance or other adverse claim, shall fail to be the sole manager of Merco, or shall fail to control the management and policies of Merco.

Closing Date. The first date on which all of the conditions set forth in §10 have been satisfied.

Code. The Internal Revenue Code of 1986, as amended.

Collateral. All of the property rights and interests of the Borrowers that are subject to the security interests and liens created by the Security Documents.

Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank’s Commitment to make or maintain Loans to the Borrowers for the account of the Borrowers, as the same may be changed from time to time in accordance with the terms of this Agreement.

Commitment Percentage. With respect to each Bank, initially the percentage set forth on Schedule 1 hereto as such Bank’s percentage of the aggregate Commitments of all of the Banks, and thereafter the Commitment of each Bank shall equal its Commitment Percentage of the aggregate principal amount of the Loans from time to time outstanding, as the same may be changed from time to time in accordance with the terms of this Agreement.

Contribution Agreement. The Contribution Agreement dated of even date herewith among the Borrowers.

Conversion Request. A notice given by the Borrowers to the Agent of their election to convert or continue a Loan in accordance with §4.1.

Default. See §12.1.

Delinquent Bank. See §14.5(c).

Dollars or $. Dollars in lawful currency of the United States of America.

Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted or combined in accordance with §4.1.

Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by a Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

ERISA Affiliate. Any Person which is treated as a single employer with a Borrower under §414 of the Code.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Event of Default. See §12.1.

Extension Request. See §2.9(a).

Federal Funds Effective Rate. For any day, the rate per annum (rounded to the nearest one hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate”, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

Governing Documents. As to any Person, the declaration of trust, certificate or articles of incorporation, by-laws, partnership agreement or operating or members agreement, as the case may be, and any other organizational or governing documents, of such Person.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by a Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantor. Richard Meruelo, a resident of the State of Florida.

Guaranty. The Unconditional Guaranty of Payment and Performance dated of even date herewith made by the Guarantor in favor of the Agent and the Banks.

Hedge Obligations. All obligations and liabilities of Borrowers to any Bank or an Affiliate of a Bank (including, without limitation, any obligation to make any termination payments) under any agreement with respect to any Interest Rate Contract executed in connection with the satisfaction of the condition set forth in §7.13, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

Indebtedness. With respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and not past due for more than sixty (60) days past the date on which such trade payable was due); (b) all obligations of such Person, whether or not for money borrowed, (i) represented by notes payable or drafts accepted, (ii) evidenced by bonds, debentures, loan agreements, notes or similar instruments, or (iii) with respect to any purchase money, conditional sale, title retention or other similar instrument; (c) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed or recourse is limited; (d) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of indebtedness or other obligations payable or performable by others, including liability as a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; (e) the obligation to reimburse the issuer in respect of any letter of credit or obligations under acceptance facilities or similar instruments, and obligations under interest rate swaps and similar agreements; and (f) any obligation as a lessee or obligor under a Capitalized Lease; provided that the amount of any obligation under clause (d) shall for the purposes hereof be deemed to be the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guaranty or contingent liability is made or, if not stated or determinable at the time of determination, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

Interest Payment Date. The 30th day of each April, July, October and January, with the first Interest Payment Date being April 30, 2007.

Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two, three or six months thereafter and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Agent in accordance with the then current bank practice in the London Interbank Market;

(ii) if the Borrowers shall fail to give notice as provided in §4.1, the Borrowers shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

(iii) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

Interest Rate Contract. An interest rate swap, collar, cap or similar agreement providing interest rate protection.

Interest Reserve. See §2.11.

IPO. The formation of MMPI and the initial public offering of common stock in MMPI and the registration of MMPI as a public company with the SEC, as described in Registration Statement on Form S-11, as amended, as filed with the SEC on January 3, 2007.

KeyBank. KeyBank National Association, a national banking association, and its successors by merger.

LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

LIBOR Rate. For any LIBOR Rate Loan for any Interest Period, the average rate (rounded to the nearest 1/100th) as shown in Dow Jones Markets (formerly Telerate) (Page 3750) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations. If Dow Jones Markets no longer reports such rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market, Agent may select a replacement index. For any period during which a Reserve Percentage shall apply, the LIBOR Rate with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

LIBOR Rate Loans. Loans bearing interest calculated by reference to a LIBOR Rate.

Lien. See §8.2.

Loan Documents. This Agreement, the Notes, the Security Documents, the Guaranty and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrowers or the Guarantor in connection with the Loans.

Loan Request. See §2.6.

Loans. See §2.1.

Lock-up Letter. The Meruelo Maddux Properties, Inc. Lock-Up Letter Agreements dated January 24, 2007 executed by each Borrower in favor of Friedman, Billings, Ramsey & Co., Inc. and UBS Securities as representatives of the several underwriters.

Majority Banks. As of any date, any Bank or collection of Banks whose aggregate Commitment Percentage is more than fifty percent (50%); provided, that, in determining said percentage at any given time, all then existing Delinquent Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined for voting purposes only, to exclude the Commitment Percentages of such Delinquent Banks.

Market Value. If the Loans are used to purchase the applicable common stock of MMPI, the total cost of such stock (which may include commissions charged) shall be the Market Value as of the date of such purchase. Thereafter and in each other instance, Market Value as of any date of determination shall be the closing sales price for shares of common stock in MMPI on the preceding business day, as appearing in any regularly published reporting or quotation service, or if there is no closing sales price, the reasonable estimate of Agent of the market value of such stock as of the close of business of the preceding business day.

Material Adverse Effect. A materially adverse change in or effect on (i) the business, assets, liabilities, condition (financial or otherwise), prospects or results of operations of a Borrower or Guarantor, (ii) the ability of a Borrower or Guarantor to perform its obligations under any Loan Document to which it is a party, (iii) the validity or enforceability of any of the Loan Documents, or (iv) any rights and remedies of the Banks and the Agent under any of the Loan Documents.

Maturity Date. April 30, 2008, as the same may be extended by Borrowers as provided in §2.9, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

MMPI. Meruelo Maddux Properties, Inc., a Delaware corporation.

Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by a Borrower or any ERISA Affiliate.

Non-Recourse Indebtedness. Indebtedness of a Borrower which is secured by one or more parcels of real estate and related personal property or interests therein and is not a general obligation of such Borrower, the holder of such Indebtedness having recourse solely to the parcels of real estate securing such Indebtedness, the improvements and leases thereon and the rents and profits thereof.

Notes. See §2.4.

Notice. See §19.

Obligations. All indebtedness, obligations and liabilities of the Borrowers and the Guarantor to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

OFAC. Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Pledged Stock. The stock in MMPI owned by Borrowers and pledged to Agent as Collateral pursuant to the Assignment of Interests.

Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by Agent with respect to any Loan referred to in such Note.

Register. See §18.2.

Registration Statement. A registration statement on Form S-1, Form S-3 or another appropriate form filed by MMPI with the SEC covering the resale, from time to time, of the Pledged Stock by Borrower (or the Banks, upon an Event of Default).

Representative. See §14.14.

Reserve Percentage. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves (including, without limitation, all base, supplemental, marginal and other reserves) under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against “Eurocurrency Liabilities” (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

SEC. The federal Securities and Exchange Commission.

Security Documents. The Assignment of Interests, the Assignment of Hedge Agreement, the Cash Collateral Agreement and any further collateral assignments to the Agent for the benefit of the Banks, including, without limitation, UCC-1 financing statements filed in connection therewith.

State. A state of the United States of America.

Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time. As of the date of this Agreement, the Total Commitment is Thirty-Three Million and No/100 Dollars ($33,000,000.00).

Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

UCC. The Uniform Commercial Code as in effect from time to time in the State of California (or, if applicable, any other relevant jurisdiction).

§1.2 Rules of Interpretation.

(a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b) The singular includes the plural and the plural includes the singular.

(c) A reference to any law includes any amendment or modification to such law.

(d) A reference to any Person includes its permitted successors and permitted assigns.

(e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

(f) The words “include”, “includes” and “including” are not limiting.

(g) The words “approval” and “approved”, as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of California, have the meanings assigned to them therein.

(i) Reference to a particular “ § “, refers to that section of this Agreement unless otherwise indicated.

(j) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

§2. CREDIT FACILITY.

§2.1 Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrowers on the Closing Date the aggregate amount of its Commitment (except the portion allocated to the Interest Reserve, which shall be advanced as provided in §2.11) for the purposes set forth in §2.10. The Loans shall be made pro rata in accordance with each Bank’s Commitment Percentage. The acceptance of the Loan by Borrowers shall constitute a representation and warranty by the Borrowers that all of the conditions set forth in §10 have been satisfied on the date of such Loan.

§2.2 [Intentionally Omitted.]

§2.3 [Intentionally Omitted.]

§2.4 Notes. The Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (collectively, the “Notes”), dated of even date as this Agreement and completed with appropriate insertions. One Note shall be payable to the order of each Bank in the principal amount equal to such Bank’s Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon as set forth below. The Borrowers irrevocably authorize Agent to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on Agent’s Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on Agent’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Bank, but the failure to record, or any error in so recording, any such amount on Agent’s Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

§2.5 Interest on Loans.

(a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or is converted to a LIBOR Rate Loan at the per annum rate equal to the sum of the Base Rate plus one-fourth of one percent (0.25%).

(b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of the LIBOR Rate determined for such Interest Period plus three percent (3%).

(c) The Borrowers promise to pay interest on each Loan to them in arrears on each Interest Payment Date with respect thereto, or on any earlier date on which the Commitments shall terminate.

(d) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in §4.1.

§2.6 Request for Loan. The Borrowers shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in writing in the form of Exhibit B hereto) of the Loan requested hereunder (including a request for a disbursement from the Interest Reserve) (a “Loan Request”) not later than 11:00 a.m. (Cleveland time) three (3) Business Days prior to the proposed Drawdown Date if such Loan is to be a LIBOR Rate Loan or not later than 2:00 p.m. (Cleveland time) if such Loan is to be a Base Rate Loan. Such notice shall specify the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Such Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be (a) for a Base Rate Loan in the minimum aggregate amount of $1,000,000 or an integral multiple of $250,000 in excess thereof, or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $250,000 in excess thereof; provided, however, that there shall be no more than three (3) LIBOR Rate Loans outstanding at any one time.

§2.7 Funds for Loans.

(a) Not later than 11:00 a.m. (Cleveland time) on the proposed Drawdown Date of the Loans, each of the Banks will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Bank’s Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to §2.1. Upon receipt from each Bank of such amount, and upon receipt of the documents required by §10 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers (or to the Agent for the benefit of the Banks or to the holder of the Hedge Obligations with respect to disbursements from the Interest Reserve, as applicable) the aggregate amount of such Loans made available to the Agent by the Banks by crediting such amount to the account of the Borrowers maintained at the Agent’s Head Office. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank’s Commitment Percentage of any requested Loans.

(b) Unless the Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to the Agent such Bank’s pro rata share of a proposed Loan, the Agent may in its discretion assume that such Bank has made such share of the proposed Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrowers (or to the Agent for the benefit of the Banks or to the holder of the Hedge Obligations with respect to disbursements from the Interest Reserve, as applicable), and such Bank shall be liable to the Agent for the amount of such advance. If such Bank does not pay such corresponding amount upon the Agent’s demand therefor, the Agent will promptly notify the Borrowers, and the Borrowers shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrowers to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrowers at the applicable rate for such Loan or (ii) from a Bank at the Federal Funds Effective Rate.

§2.8 Advances Do Not Constitute a Waiver. In the event the Borrowers fail to satisfy any condition to the Banks’ obligation to make Loans, no Loan made by the Banks shall have the effect of precluding the Banks from thereafter declaring such failure to satisfy such condition to be an Event of Default.

§2.9 Extension of Maturity Date. The Borrowers shall have the one-time right and option to extend the Maturity Date to July 30, 2008, upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Maturity Date:

(a) Extension Request. The Borrowers shall deliver written notice of such request (the “Extension Request”) to the Agent not later than the date which is ninety (90) days prior to the Maturity Date (as determined without regard to such extension). Any such Extension Request shall be irrevocable and binding on the Borrowers.

(b) Payment of Extension Fee. The Borrowers shall pay to the Agent for the pro rata accounts of the Banks in accordance with their respective Commitments an extension fee in an amount equal to five (5) basis points on the Outstanding principal balance of the Loans as of the Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.

(c) No Default. On the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

(d) Representations and Warranties. The representations and warranties made by the Borrowers and the Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrowers and the Guarantor in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) except to the extent such representations and warranties expressly relate to an earlier date.

(e) Pledged Stock. There is an effective Registration Statement covering the resale of the Pledged Stock and all blue sky filings required for the resell of the Pledged Stock have been made and are effective.

§2.10 Use of Proceeds. Subject to the terms, covenants and conditions set forth herein, the Borrowers will use the proceeds of the Loans solely (a) for the acquisition of common stock in MMPI sold by MMPI in connection with the IPO, (b) to pay closing costs in connection with the Loan, and (c) for the purposes described in §2.11. The shares in MMPI to be acquired by Borrowers or their Affiliates shall not be acquired from an underwriter or other Person affiliated with KeyBank.

§2.11 Interest Reserve. The Loan includes an initial interest reserve of $2,694,100 (the “Interest Reserve”). Subject to the terms and conditions of this Agreement, Borrowers may request a disbursement from the Interest Reserve pursuant to §2.6. By execution hereof, each Borrower irrevocably authorizes the Agent, without the necessity of any further authorization, to cause the Banks to disburse directly to itself for the account of the Banks or to the holders of the Hedge Obligations, as applicable, rather than to the Borrowers out of the Interest Reserve such sums as are necessary to pay (a) accrued interest on the Loan on each Interest Payment Date, and (b) any regular quarterly payments due with respect to the Hedge Obligations (but not including any payments due as a result of a default, event of default, termination event or similar occurrence under the applicable Interest Rate Contract) (and any amount so advanced by the Banks without the submission by the Borrowers of a Loan Request shall be Base Rate Loans). Borrowers shall first use any amounts in the “Debt Service Sub-Account” (as defined in the Cash Collateral Agreement) before requesting any amounts from the Interest Reserve. Upon disbursement, the amount that is disbursed shall be disbursed pro rata by the Banks and shall be added to the then outstanding principal sum of the Loans and shall bear interest at the rate provided for in this Agreement. Upon the occurrence and during the continuance of an Event of Default under this Agreement or any other Loan Document, the Agent shall have the right but not the obligation to continue to cause disbursements of interest installments from the Interest Reserve. Establishment of the Interest Reserve shall in no way relieve the Borrowers of their obligation to make interest payments or payments with respect to the Hedge Obligations. Upon the occurrence of a Default or an Event of Default and during the continuance thereof under any Loan Document, the Agent may, at its option, cease making any further disbursement from the Interest Reserve. Notwithstanding anything in this Agreement to the contrary, the Banks shall have no obligation to make disbursements from the Interest Reserve for any purpose from and after such time as MMPI declares and pays its first (1st) dividend on any common stock of MMPI, at which time the amount of the Interest Reserve shall be zero ($0).

§3. REPAYMENT OF THE LOANS.

§3.1 Stated Maturity. The Borrowers promise to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

§3.2 Mandatory Prepayments. If at any time (i) the sum of the aggregate outstanding principal balance of the Loans plus the amount of the Interest Reserve exceeds (ii) an amount equal to thirty percent (30%) of the Market Value of the Pledged Stock, then the Borrowers shall immediately either (a) pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Loans such that the sum of the outstanding principal balance of the Loans plus the amount of the Interest Reserve does not exceed thirty percent (30%) of the Market Value of the Pledged Stock, or (b) grant to Agent a first-priority perfected lien and security interest in such additional shares of common stock in MMPI (which may be shares acquired as a part of the IPO or privately placed shares) having a Market Value such that the sum of the outstanding principal balance of the Loans plus the amount of the Interest Reserve does not exceed thirty percent (30%) of the Market Value of the Pledged Stock (including such additional shares). If Borrowers elect to provide additional Collateral pursuant to this §3.2(b), Borrowers shall enter into such amendments to the Security Documents as Agent may reasonably require to reflect the pledge of such additional shares to Agent, and shall deliver such powers or indorsements in blank, consents of Guarantor, and such other documents, instruments and opinions of counsel as Agent may reasonably require. No such additional Collateral shall be subject to any transfer restrictions or other restrictions or limitations, except those that are acceptable to Agent in its sole discretion.

§3.3 Optional Prepayments. The Borrowers shall have the right, at their election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; provided, that if any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans is made other than on the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.8. The Borrowers shall give the Agent, no later than 10:00 a.m., Cleveland time, at least three (3) Business Days’ prior written notice of any prepayment pursuant to this §3.3, in each case specifying the proposed date of payment of Loans and the principal amount to be paid.

§3.4 Partial Prepayments. Each partial prepayment of the Loans under §3.3 shall be in the minimum amount of $500,000 or any an integral multiple of $100,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

§3.5 Effect of Prepayments. Amounts of the Loans prepaid hereunder may not be reborrowed. Except as otherwise expressly provided herein, all payments shall first be applied to accrued but unpaid interest and then to principal as provided above.

§4. CERTAIN GENERAL PROVISIONS.

§4.1 Conversion Options.

(a) The Borrowers may elect from time to time to convert any of their outstanding Loans to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrowers shall give the Agent at least one (1) Business Days’ prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan the Borrowers shall give the Agent at least three (3) LIBOR Business Days’ prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $250,000 in excess thereof and, after giving effect to the making of such Loan there shall be no more than three (3) LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a LIBOR Rate Loan in an aggregate principal amount of less than $1,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $250,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrowers.

(b) Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the terms of §4.1(a); provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

(c) In the event that the Borrowers do not notify the Agent of their election hereunder with respect to any Loan to it, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

§4.2 Closing Fee. The Borrowers shall pay to KeyBank certain fees for services rendered or to be rendered in connection with the Loan as provided pursuant to the Agreement Regarding Fees dated of even date herewith between the Borrowers and KeyBank.

§4.3 [Intentionally Omitted.]

§4.4 Funds for Payments.

(a) All payments of principal, interest, unused facility fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent’s Head Office, not later than 1:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrowers with KeyBank designated by the Borrowers, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

(b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

§4.5 Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year (or a 365- or 366-day year, as applicable, in the case of Base Rate Loans) and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

§4.6 Suspension of LIBOR Rate Loans. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, or the Agent shall in good faith reasonably determine that the LIBOR Rate will not adequately and fairly reflect the cost to the Banks of making or maintaining LIBOR Rate Loans for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers and the Banks. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrowers and the Banks.

§4.7 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrowers and thereupon (a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law; provided that the affected Bank agrees to designate a different LIBOR Lending Office if such designation will permit such Bank to make or maintain LIBOR Rate Loans and will not, in the good faith of such Bank, otherwise be materially disadvantageous to such Bank.

§4.8 Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid, or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in §12.1, the Borrowers will pay to the Agent upon demand for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion.

§4.9 Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any present or future applicable law, or any amendment or modification of present applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank’s Commitment, or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

(b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

(c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

(d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank’s Commitment, or any class of loans or commitments of which any of the Loans or such Bank’s Commitment forms a part; and the result of any of the foregoing is

(i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans, or such Bank’s Commitment, or

(ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank’s Commitment or any of the Loans, or

(iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will within fifteen (15) days after demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

§4.10 Capital Adequacy. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank’s or such holding company’s capital as a consequence of such Bank’s commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrowers thereof. The Borrowers agree to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount and setting forth such Bank’s calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

§4.11 Indemnity of Borrowers. The Borrowers agree to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) a Loan Request or a Conversion Request.

§4.12 Interest on Overdue Amounts; Late Charge. Following the occurrence and during the continuance of an Event of Default and regardless of whether or not the Agent or the Banks shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to three percent (3.0%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Borrowers shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid by the Borrowers within ten (10) days after the same shall become due and payable.

§4.13 Certificate. A certificate setting forth any amounts payable pursuant to §4.8, §4.9, §4.10, §4.11 or §4.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be conclusive in the absence of manifest error.

§4.14 Limitation on Interest. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrowers and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the Borrowers and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the Borrowers, such excess shall be refunded to the Borrowers. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the Borrowers (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrowers and the Banks and the Agent.

§4.15 Agreement Regarding Interest and Charges. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrowers for the use of money in connection with this Agreement is and shall be the interest specifically described in §2.5. Notwithstanding the foregoing, the parties hereto further agree and stipulate that all arrangement fees, commitment fees, amendment fees, up front fees, commitment fees, facility fees, closing fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Banks or the Agent to third parties or for damages incurred by the Banks or the Agent, or any other similar amounts are charges made to compensate the Banks or the Agent for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Banks or the Agent in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. Borrowers hereby acknowledge and agree that the Banks and the Agent have imposed no minimum borrowing requirements, reserve or escrow balances or compensating balances related in any way to the Obligations. Any use by Borrowers of certificates of deposit issued by any Bank or other accounts maintained with any Bank has been and shall be voluntary on the part of Borrowers. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

§4.16 Representative of Borrowers. Each of Borrowers hereby appoints Guarantor as its agent, attorney in fact and representative for the purpose of making Requests for Loans, Conversion Requests, payment and prepayment of Loans, the giving and receipt of notices by and to Borrowers under this Agreement and all other purposes incidental to any of the foregoing. Each Borrower agrees that any action taken by Guarantor as the agent, attorney-in fact and representative of such Borrower shall be binding on such Borrower to the same extent as if directly taken by such Borrower.

§5. COLLATERAL.

§5.1 Collateral. The Obligations shall be secured by a first-priority perfected security interest in the Collateral.

§5.2 Release of Collateral. Upon the repayment in full of the Obligations and the Hedge Obligations, then the Agent shall release the Collateral from the lien and security interest of the Security Documents.

§6. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.

The Borrowers hereby represent and warrant to the Agent and the Banks as follows.

§6.1 Corporate Authority, Etc.

(a) Incorporation; Good Standing, Etc. Merco is a California limited liability company duly organized pursuant to its operating agreement and articles of organization and amendments thereto filed with the Secretary of the State of California and is validly existing and in good standing under the laws of the State of Delaware. The Trust is a trust duly organized pursuant to its trust agreement and is validly existing and in good standing under the laws of the State of California. The Guarantor is a resident of the State of Florida, residing at 9540 Journeys End Road, Coral Gables, Florida 33156. Guarantor maintains an office in California at 761 Terminal Street, Los Angeles, California 90021. Each Borrower (i) has all requisite power to own its properties and interests and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing as a foreign entity and is duly authorized to do business in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a Material Adverse Effect.

(b) No Violation. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Borrower or Guarantor is or is to become a party and the transactions contemplated hereby and thereby (i) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any such Person is subject or any judgment, order, writ, injunction, license or permit applicable to any such Person, (ii) as to the Borrowers, are within the authority of such Person, (iii) as to Borrowers, have been duly authorized by all necessary proceedings on the part of such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provisions of the Governing Documents of, or any agreement or other instrument binding upon, any such Person or any of its properties (including, without limitation, the Collateral), and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any such Person.

(c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which any of the Borrowers or the Guarantor is or is to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

§6.2 Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrowers or the Guarantor is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

§6.3 Financial Statements. The Borrowers have delivered to the Agent: (a) the unaudited balance sheet of each Borrower and the Guarantor as of the Balance Sheet Date, and (b) certain other financial information relating to the Borrowers and the Guarantor. Such balance sheet and statements have been prepared in accordance with sound accounting principles and fairly present the financial condition of the applicable Borrower or Guarantor as of such dates for such periods. There are no liabilities, contingent or otherwise, of the Borrowers or the Guarantor involving material amounts not disclosed in said financial statements and the related notes thereto.

§6.4 No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition of either Borrower or the Guarantor as shown on or reflected in the balance sheet of such Person as of the Balance Sheet Date, other than changes in the ordinary course of business that have not had and could not reasonably be expected to have any Material Adverse Effect.

§6.5 Litigation. Except as stated on Schedule 6.5 there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such person threatened against any Borrower, Guarantor or MMPI before any court, tribunal, arbitrator, mediator or administrative agency or board that, if adversely determined, either in any case or in, the aggregate, could reasonably be expected to have a Material Adverse Effect, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or which relate to the IPO. Except as set forth on Schedule 6.5, as of the date of this Agreement, there are no judgments outstanding against or affecting any Borrower or Guarantor.

§6.6 No Materially Adverse Contracts, Etc. None of the Borrowers or the Guarantor is a party to or subject to any charter, corporate, trust, legal restriction, contract or agreement relating to the Pledged Stock except as set forth on Schedule 6.6 hereto.

§6.7 Compliance with Other Instruments, Laws, Etc. None of the Borrowers or the Guarantor is in violation of any Governing Document or any other agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or has had or could reasonably be expected to have a Material Adverse Effect.

§6.8 Tax Status. The Borrowers and Guarantor (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which such Person is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and Borrowers and Guarantor know of no basis for any such claim. There are no audits pending or, to the knowledge of Borrowers and Guarantor, threatened with respect to any tax returns filed by either Borrower or Guarantor.

§6.9 No Event of Default. No Default or Event of Default has occurred and is continuing.

§6.10 Holding Company and Investment Company Acts. None of the Borrowers or the Guarantor is or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

§6.11 Employee Benefit Plans. The Borrowers and any ERISA Affiliate have or maintain no Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. None of the Collateral constitutes a “plan asset” of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.

§6.12 Regulations T, U and X. The principal amount of the Loans does not exceed forty-nine percent (49%) of the current Market Value of the Pledged Stock. If requested by any Bank or the Agent, the Borrowers will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

§6.13 Loan Documents. All of the representations and warranties made by or on behalf of the Borrowers and the Guarantor in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and the Borrowers and the Guarantor have not failed to disclose such information as is necessary to make such representations and warranties not misleading. There is no material fact or circumstance that has not been disclosed to the Agent and the Banks, and the written information, reports and other papers and data with respect to the Borrowers, Guarantor and MMPI (other than projections and estimates) furnished to the Agent or the Bank in connection with this Agreement or the obtaining of the commitments of the Banks hereunder was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to budgets, projections and other forward-looking speculative information prepared in good faith by Guarantor or MMPI (except to the extent the related assumptions are manifestly unreasonable).

§6.14 Brokers. None of the Borrowers or the Guarantor have engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

§6.15 Other Debt. As of the Closing Date, none of the Borrowers or the Guarantor is in default of the payment of any Indebtedness or any other agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of such Persons is a party.

§6.16 Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, none of the Borrowers or the Guarantor is insolvent on a balance sheet basis, such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, such Person is able to pay its debts as they become due, and such Person has sufficient capital to carry on its business. None of the Borrowers or the Guarantor is contemplating either the filing of a petition by such Person under any state or federal bankruptcy or insolvency laws or a liquidation of his assets or property, and none of such Persons has any knowledge of any Person contemplating the filing of any such petition against any Borrower or Guarantor. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrowers and the Guarantor. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrowers or the Guarantor with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrowers and the Guarantor. The direct and indirect benefits to inure to the Borrowers the Guarantor pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), and in exchange for the benefits to be provided by the Borrowers and the Guarantor pursuant to this Agreement and the other Loan Documents.

§6.17 Ownership. As of the date hereof, Merco and the Trust own 11,649,797 and 26,342,409 shares of common stock of MMPI, respectively. Of such shares, the following shares of Merco and the Trust are subject to an effective Registration Statement: 2,900,000 and 100,000, respectively. None of the Borrowers or Guarantor has any other ownership interest or option to acquire an ownership interest in MMPI or other interest which is convertible into an ownership interest in MMPI.

§6.18 Embargoed Persons. None of the Borrowers or the Guarantor is (and the Borrowers and the Guarantor will not be) a Person named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit,

Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, Borrowers hereby agree to provide to the Banks any additional information that a Bank deems reasonably necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

§6.19 Contribution Agreement. Borrowers have delivered to the Agent a true, correct and complete copy of the Contribution Agreement. The Contribution Agreement is in full force and effect in accordance with its terms, there are no claims resulting from non-performance of the terms thereof or otherwise or any basis for a claim by any party to the Contribution Agreement, nor has there been any waiver of any terms thereunder.

§6.20 Validly Issued Shares. The Pledged Stock has been duly and validly authorized by MMPI, is fully paid and non-assessable, and is not subject to preemptive or other similar rights.

§7. AFFIRMATIVE COVENANTS OF THE BORROWERS.

The Borrowers covenant and agree that, so long as any Loan or Note is outstanding:

§7.1 Punctual Payment. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

§7.2 Maintenance of Office. Each Borrower will maintain its chief executive office at 761 Terminal Street, Building 1, 2nd Floor, Los Angeles, California 90021, or at such other place in the United States of America as such Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrowers in respect of the Loan Documents may be given or made. The Guarantor will maintain its residence at 9540 Journeys End Road, Coral Gables, Florida 33156, or at such other place in the United States of America as the Guarantor shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Guarantor in respect of the Loan Documents may be given or made.

§7.3 [Intentionally Omitted.]

§7.4 Financial Statements, Certificates and Information. The Borrowers will deliver or cause to be delivered to the Agent and each of the Banks:

(a) as soon as practicable, but in any event not later than October 31 of each calendar year, the unaudited balance sheet of such Borrower at the end of such year, and the related unaudited statements of income, changes in shareholder’s equity and cash flows for such year, each setting forth in comparative form the figures for the previous calendar year and all such statements to be in reasonable detail, prepared in accordance with sound accounting principles, and certified without qualification by the chief operating officer of MMPI or by an independent certified public accountant reasonably acceptable to Agent;

(b) upon the request of Agent, copies of all material of a financial nature sent to the stockholders of MMPI;

(c) upon the request of Agent, copies of all annual federal income tax returns and amendments thereto of such Borrower; and

(d) from time to time such other financial data and information in the possession of the Borrowers regarding the Borrowers, MMPI or the Collateral as the Agent may reasonably request.

§7.5 Notices. The Borrowers will promptly notify the Agent in writing of the occurrence of any of the following:

(a) any Default or Event of Default;

(b) any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which any Borrower or the Guarantor is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof;

(c) a Borrower becomes aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any Borrower or the Guarantor involving an uninsured claim against a Borrower or the Guarantor that could cause a Default or Event of Default or could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings;

(d) the entry of any judgment not covered by insurance, whether final or otherwise, against a Borrower or the Guarantor in an amount in excess of $1,000,000.00; or

(e) a Borrower becomes aware of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the rights of the Agent or a Borrower with respect to the Collateral, are subject.

§7.6 Existence. Merco will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a California limited liability company. The Trust will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a trust.

§7.7 Insurance. The Borrowers and the Guarantor will procure and maintain or cause to be procured and maintained insurance with financially sound and reputable insurers covering the Borrowers and the Guarantor in such amounts and against such casualties and contingencies as shall be in accordance with the general practices of similar Persons.

§7.8 Taxes. The Borrowers and the Guarantor will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon such Person and its property, its sales and activities, or any part thereof, or upon the income or profits therefrom; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof and if such Person shall have set aside on its books adequate reserves with respect thereto; and provided, further that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the such Person either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

§7.9 Inspection of Books. The Borrowers and the Guarantor shall permit the Agent and the Banks, at the Borrowers’ expense, to examine the books of account of the Borrowers and the Guarantor (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrowers and the Guarantor with, and to be advised as to the same by, Borrowers and the Guarantor, all at such reasonable times and intervals as the Agent or any Bank may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall not be required to pay for such inspections more often than once in any twelve (12) month period.

§7.10 Compliance with Laws and Contracts. The Borrowers and the Guarantor will comply with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all laws and regulations relating to the Collateral, (ii) the provisions of its Governing Documents, (iii) all agreements and instruments to which the Collateral may be bound or subject, and (iv) all applicable decrees, orders, and judgments relating to the Collateral.

§7.11 Further Assurances. The Borrowers will cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

§7.12 Covenants Relating to MMPI. Borrowers shall not consent to or otherwise suffer to exist any conditions, restrictions or other limitations on the ability of Borrowers to transfer, pledge or encumber the Pledged Stock except for those restrictions existing as of the date hereof and which are described on Schedule 7.12 hereto.

§7.13 Interest Rate Hedge. Borrowers shall at all times from and after the date hereof maintain in full force and effect an Interest Rate Contract in form and substance satisfactory to Agent on not less than eighty percent (80%) of the outstanding principal balance of the Loans. The Interest Rate Contract shall be provided by any Bank, an Affiliate of any Bank or other financial institution that has unsecured, uninsured and unguaranteed long-term debt which is rated at least A-3 by Moody’s Investors Service, Inc. or at least A- by Standard & Poor’s Ratings Services. The Borrowers shall upon the request of the Agent provide to the Agent evidence that the Interest Rate Contract is in effect.

§7.14 Business Operations. The Borrowers shall operate their respective businesses in substantially the same manner and in substantially the same fields and lines of business as is now conducted.

§7.15 ERISA. Neither Borrower shall have or maintain any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.

§8. NEGATIVE COVENANTS OF THE BORROWERS.

The Borrowers covenant and agree that, so long as any Loan or Note is outstanding:

§8.1 Restrictions on Indebtedness. The Borrowers will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a) Indebtedness of Borrowers to the Banks arising under any of the Loan Documents;

(b) Current liabilities of the Borrowers incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(c) Indebtedness of Borrowers in respect of taxes, assessments, governmental charges or levies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;

(d) Indebtedness of Borrowers in respect of judgments or awards the existence of which does not create an Event of Default;

(e) Endorsements by Borrowers for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(f) Non-Recourse Indebtedness of the Borrowers;

(g) Indebtedness of Borrowers with respect to the Interest Rate Contract acquired pursuant to §7.13;

(h) Indebtedness of the Trust described in Schedule 8.1 hereto and any refinancing of such debt up to the amount of the original debt being refinanced; and

(i) recourse Indebtedness of the Trust in an amount not to exceed $50,000,000.

§8.2 Restrictions on Liens, Etc. Each of the Borrowers will not (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same have come due any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) pledge or otherwise encumber any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of such Person which prohibits the creation or maintenance of any lien securing the Obligations (collectively “Liens”); provided that the Borrowers may create or incur or suffer to be created or incurred or to exist:

(i) liens on properties of Borrowers other than the Collateral to secure taxes, assessments and other governmental charges in respect of obligations not overdue or which are being contested or otherwise addressed as permitted by §7.8;

(ii) liens on properties of Borrowers other than the Collateral in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by §8.1(d);

(iii) encumbrances on properties of Borrowers consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property, landlord’s or lessor’s liens under leases to which such Borrower is a party, tenant leases and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of such Person, which encumbrances or liens individually or in the aggregate have not had or could not reasonably be expected to have a Material Adverse Effect; and

(iv) liens granted by Borrowers on property other than the Collateral to secure Indebtedness permitted to be secured by a Lien pursuant to §8.1(f) and (g).

§8.3 Merger, Consolidation. Neither Borrower will become a party to any dissolution, liquidation, disposition of all or substantially all of its assets or business, merger, reorganization, consolidation or other business combination, in each case without the prior written consent of the Majority Banks.

§8.4 Modifications to Governing Documents. The Borrowers shall not enter into any amendment or modification of any Governing Document of such Borrower which could reasonably be expected to have a Material Adverse Effect without the Agent’s prior written consent.

§9. [INTENTIONALLY OMITTED.]

§10. CLOSING CONDITIONS.

The obligation of the Agent and the Banks to make the Loans to the Borrowers is subject to the satisfaction of the following conditions precedent:

§10.1 Loan Documents. The Borrowers and the Guarantor shall have duly executed and delivered to the Agent, each of the Loan Documents to which such Person is a party, each of which shall be in full force and effect and shall be in form and substance satisfactory to the Agent.

§10.2 Certified Copies of Organizational Documents. The Agent shall have received from each Borrower and MMPI a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and a duly authorized officer of such Person, to be true and complete, of the Governing Documents of such Person and its qualification to do business, as applicable, as in effect on such date of certification.

§10.3 Opinion of Counsel. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the date of this Agreement, in form and substance satisfactory to the Banks and the Agent, from counsel of the Borrowers, Guarantor and MMPI, as to such matters as the Agent shall reasonably request.

§10.4 Payment of Fees. The Borrowers shall have paid to the Agent the fees payable pursuant to §4.2.

§10.5 Performance; No Default. The Borrowers and the Guarantor shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

§10.6 Representations and Warranties. The representations and warranties made by the Borrowers and the Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrowers and the Guarantor in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

§10.7 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent’s Special Counsel may reasonably require.

§10.8 Consents. The Agent shall have received from the Underwriters a consent in form and substance satisfactory to Agent to the consummation of the transactions contemplated by this Agreement and the other Loan Documents and to the transfer by Agent of the Pledged Stock without regard to any restrictions, conditions or limitations contained in the Lock-Up Letter.

§10.9 Borrowing Documents. The Agent shall have received a fully completed Loan Request for the Loan as required by §2.6.

§10.10 Consummation of IPO. Agent shall have received evidence satisfactory to the Agent that the IPO shall have been consummated with gross proceeds of at least $400,000,000 and a minimum dividend yield of two percent (2%).

§10.11 Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent’s Special Counsel may reasonably have requested.

§11. [INTENTIONALLY OMITTED.]

§12. EVENTS OF DEFAULT; ACCELERATION; ETC.

§12.1 Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a) a Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b) a Borrower shall fail to pay any interest on the Loans, or any other fees or sums due hereunder or under any of the other Loan Documents, within five (5) days of when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c) the failure of MMPI to comply with the covenants contained in §7.12, or a failure of Borrowers to comply with any covenant contained in §8;

(d) a Borrower shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in this §12), and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrowers by the Agent;

(e) any representation or warranty made by or on behalf of the Borrowers or the Guarantor in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall have been false or misleading in any material respect upon the date when made or deemed to have been made or repeated;

(f) a Borrower or Guarantor shall fail to pay when due (including without limitation at maturity), or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require the prepayment or purchase thereof; provided, however, that the events described in this §12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this §12.1(f), involve singly or in the aggregate obligations totaling in excess of $1,000,000.00;

(g) a Borrower or Guarantor (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

(h) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of a Borrower or Guarantor or any substantial part of the assets of a Borrower or Guarantor, or a case or other proceeding shall be commenced against a Borrower or Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

(i) a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating a Borrower or Guarantor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(j) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any uninsured final judgment against a Borrower or Guarantor that, with other outstanding uninsured final judgments, undischarged, against any Borrower or Guarantor exceeds in the aggregate $5,000,000.00;

(k) any of the Loan Documents or the Contribution Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of a Borrower or Guarantor or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;

(l) the death or mental incapacity of Guarantor;

(m) any suit or proceeding shall be filed against a Borrower or Guarantor or any of their respective assets which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them if adversely determined, could reasonably be expected to have a Material Adverse Effect and such suit or proceeding is not dismissed within sixty (60) days following the filing or commencement thereof;

(n) a Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of the Collateral;

(o) any dissolution, termination, partial or complete liquidation, merger or consolidation of any Borrower or any sale, transfer or other disposition of all or substantially all of the assets of a Borrower other than as permitted under the terms of this Agreement or the other Loan Documents;

(p) the Guarantor denies that it has any liability or obligation under the Guaranty or any other Loan Document or shall notify the Agent or any of the Banks of such Guarantor’s intention to attempt to cancel or terminate the Guaranty or any other Loan Document, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty or any other Loan Document beyond any applicable cure period;

(q) a Change of Control shall occur;

(r) the Market Value of the common stock of MMPI shall at any time be less than $3.00 per share;

(s) MMPI shall fail to comply with any of the agreements contained in the Acknowledgment, or any representation or warranty made by MMPI in the Acknowledgment shall be false or misleading in any material respect;

(t) any Event of Default, as defined in any of the other Loan Documents, shall occur;

(u) MMPI shall fail to do any of the following: (i) no later than three hundred sixty (360) days following the Closing Date, prepare and file with the SEC a Registration Statement covering the resell of the Pledged Stock, (ii) cause the Registration Statement to be effective under the Securities Act of 1933, as amended (“Securities Act”), as soon as practicable, but in no event later than the date that is thirteen (13) months from the date of this Agreement, (iii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective or to permit the Banks to sell the Pledged Stock, until such time as all shares of the Pledged Stock have been sold, or

(v) (iv) file documents required of MMPI for normal blue sky clearance in states where such clearance is required for a sale of the Pledged Stock;

(w) MMPI shall fail at any time to be in compliance with the reporting requirements of the Securities and Exchange Act of 1934, as amended, and to meet the requirement set forth in Rule 144(c) of the Securities Act; or

(x) The common stock of MMPI shall at any time fail to be listed for trading and be traded on NASDAQ, unless otherwise consented to by the Majority Banks.

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Agreement, the Notes, and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in §12.1(g), §12.1(h) or §12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Banks or the Agent.

§12.2 [Intentionally Omitted.]

§12.3 [Intentionally Omitted.]

§12.4 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to §12.1, the Agent on behalf of the Banks may, and upon the request of the Majority Banks shall, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrowers shall pay all costs of collection including, but not limited to, reasonable attorneys’ fees.

§12.5 Distribution of Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received from the Borrowers or Guarantor or in connection with the enforcement of any of the Loan Documents, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

(b) Second, to all other Obligations and Hedge Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and (ii) in the event that any Bank shall have wrongfully failed or refused to make an advance under §2.7 and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b); provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

(c) Third, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

§13. SETOFF.

Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrowers and any securities or other property of the Borrowers in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank; provided that no Bank shall exercise such right of setoff without the prior approval of the Agent. Each of the Banks agrees with each other Bank that if such Bank shall receive from a Borrower, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Obligations held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

§14. THE AGENT.

§14.1 Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement, or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create any agency or fiduciary relationship. Agent shall act as the contractual representative of the Banks hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that the Agent shall not have any fiduciary duties or responsibilities to any Bank by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Borrowers and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

§14.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

§14.3 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent has received notice from a Bank or the Borrowers referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.

§14.4 No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or the Guarantor, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or the Guarantor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrowers or the Guarantor or the value of the Collateral. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Agent’s Special Counsel has only represented Agent and KeyBank in connection with the Loan Documents and the only attorney-client relationship or duty of care is between Agent’s Special Counsel and Agent or KeyBank. Each Bank has been independently represented by separate counsel on all matters regarding the Loan Documents and the granting and perfecting of liens in the Collateral.

§14.5 Payments.

(a) A payment by the Borrowers or the Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Bank’s pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

(b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

(c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan, (ii) to comply with the provisions of §13 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, or (iii) to perform any other obligation within the time period specified for performance, or if no time period is specified, if such failure continues for a period of five (5) Business Days after notice from the Agent, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. In addition to the rights and remedies that may be available to the Agent at law and in equity, a Delinquent Bank’s right to participate in the administration of the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Agent pursuant to this Agreement or otherwise, or to be taken into account in the calculation of Majority Banks or any matter requiring approval of all of the Banks, shall be suspended while such Bank is a Delinquent Bank. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers and the Guarantor, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of Borrowers as to their desired application of payments. The Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the obligations of any Delinquent Bank any amounts to be paid to such Delinquent Bank under this Agreement, (ii) to collect interest from such Bank for the period from the date on which the payment was due at the rate per annum equal to the Federal Funds Effective Rate plus two percent (2%), for each day during such period, and (iii) bring an action or suit against such Delinquent Bank in a court of competent jurisdiction to recover the defaulted obligations of such Delinquent Bank. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

§14.6 Holders of Notes. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

§14.7 Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrowers as required by §15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence.

§14.8 Agent as Bank. In its individual capacity, the Bank acting as the Agent shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

§14.9 Resignation. Subject to the terms of §18.1, the Agent may resign at any time by giving 30 calendar days’ prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks, subject to the terms of §18.1, shall have the right to appoint as a successor Agent any Bank or any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s Investors Service, Inc. or not less than “A” or its equivalent by Standard & Poor’s Ratings Services and which has a net worth of not less than $500,000,000. Unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than “A” or its equivalent by Moody’s Investors Service, Inc. or not less than “A” or its equivalent by Standard & Poor’s Ratings Services and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent’s resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Upon any change in the Agent under this Agreement, the resigning Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning Agent.

§14.10 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may and, if so requested by the Majority Banks and the Banks have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the

Banks. Without limiting the generality of the foregoing, if Agent reasonably determines payment is in the best interest of all the Banks, Agent may (but shall not be obligated to) without the approval of the Banks take such actions and pay such amounts as Agent reasonably deems necessary to protect the Collateral. Each Bank shall, within thirty (30) days of request therefor, pay to the Agent its Commitment Percentage of the reasonable costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Agent by the Borrowers or out of the Collateral within such period. The Majority Banks may direct the Agent in writing as to the method and the extent of any such exercise, the Banks hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable in any applicable jurisdiction.

§14.11 Bankruptcy. In the event a bankruptcy or other insolvency proceeding is commenced by or against a Borrower or the Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Banks. Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Majority Banks or all of the Banks as required by this Agreement. Each Bank irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Agent fails to file such claim within thirty (30) days after receipt of written notice from the Banks requesting that Agent file such proof of claim.

§14.12 Approvals. If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Banks or the Majority Banks is required or permitted under this Agreement, each Bank agrees to give the Agent, within ten (10) days of receipt of the request for action together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof. To the extent that any Bank does not approve any recommendation of Agent, such Bank shall in such notice to Agent describe the actions that would be acceptable to such Bank. If consent is required for the requested action, any Bank’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action. In the event that any recommendation is not approved by the requisite number of Banks and a subsequent approval on the same subject matter is requested by Agent, then for the purposes of this paragraph each Bank shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request. Agent and each Bank shall be entitled to assume that any officer of the other Banks delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Banks have otherwise been notified in writing.

§14.13 Borrowers not Beneficiary. Except for the provisions of §14.9 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of the Agent and the Banks, may not be enforced by Borrowers or the Guarantor, and except for the provisions of §14.9, may be modified or waived without the approval or consent of Borrowers or the Guarantor.

§14.14 Reliance on Hedge Provider. For purposes of applying payments received in accordance with §12.5, the Agent shall be entitled to rely upon the trustee, paying agent or other similar representative (each, a “Representative”) or, in the absence of such a Representative, upon the holder of the Hedge Obligations for a determination (which each holder of the Hedge Obligations agrees (or shall agree) to provide upon request of the Agent) of the outstanding Hedge Obligations owed to the holder thereof. Unless it has actual knowledge (including by way of written notice from such holder) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Obligations are outstanding.

§15. EXPENSES.

The Borrowers agree to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent’s or any Bank’s gross or net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrowers hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participation granted under §18.4), each closing hereunder, the addition or release of Collateral, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (e) all reasonable expenses (including reasonable attorneys’ fees and costs, which attorneys may be employees of any Bank or the Agent, and the fees and costs of appraisers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or the Guarantor or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent’s or any of the Bank’s relationship with the Borrowers or the Guarantor, (f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns or title searches, (g) all reasonable fees, expenses and disbursements (including reasonable attorneys’ fees and costs), which may be incurred by KeyBank and the Agent in connection with the execution and delivery of this Agreement and the other Loan Documents, (h) all expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information, and (i) all reasonable fees and expenses of Agent (including legal fees and costs) in connection with the assignment by KeyBank of its Commitment to an amount such that KeyBank’s Commitment does not exceed $20,000,000. The covenants of this §15 shall survive payment or satisfaction of the Obligations.

§16. INDEMNIFICATION.

The Borrowers agree to indemnify and hold harmless the Agent and the Banks and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any brokerage, finders or similar fees asserted against any Person indemnified under this §16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrowers or the Guarantor, (b) the Collateral or the IPO, including, without limitation, shareholder, investor or other lawsuits threatened or filed, or investigations undertaken, as a result of the IPO, (c) any actual or proposed use by the Borrowers of the proceeds of any of the Loans, (d) the Borrowers and the Guarantor entering into or performing this Agreement or any of the other Loan Documents, and (e) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, agreement, permit or license relating to the Collateral, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrowers shall not be obligated under this §16 to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select a single nationally recognized law firm as their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this §16 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this §16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

§17. SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers and the Guarantor pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrowers provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrowers or the Guarantor, pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

§18. ASSIGNMENT AND PARTICIPATION.

§18.1 Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent, and provided no Event of Default exists, the Borrowers shall have given their prior written consent to such assignment, which consent shall not be unreasonably withheld (provided that such consent shall not be required for any assignment to another Bank, to a bank which is under common control with the assigning Bank or to a wholly-owned subsidiary of such Bank provided that such assignee shall remain a wholly-owned subsidiary of such Bank), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank’s rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment in the form reasonably required by Agent, together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrowers and the Guarantor, (e) such assignee shall acquire an interest in the Loans of not less than $5,000,000, and (f) the assignor shall assign its entire interest in the Loans or retain an interest in the Loans of not less than $5,000,000. Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrowers and the Guarantor. Upon any such assignment, the Agent may unilaterally amend Schedule 1 to reflect any such assignment.

§18.2 Register. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

§18.3 New Notes. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrowers.

§18.4 Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, the right to approve waivers, amendments or modifications, (c) such participant shall have no direct rights against the Borrowers or the Guarantor except the rights granted to the Banks pursuant to §13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrowers or the Guarantor. Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

§18.5 Pledge by Bank. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 or, with Agent’s prior written approval, to another Person. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

§18.6 No Assignment by Borrowers. The Borrowers shall not assign or transfer any of their respective rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

§18.7 Disclosure. The Borrowers and Guarantor agree that in addition to disclosures made in accordance with standard banking practices Agent and any Bank may disclose information obtained by Agent or such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

§19. NOTICES.

Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telecopy and addressed as follows:

If to the Agent or KeyBank:

KeyBank National Association

127 Public Square, 8th Floor

Cleveland, Ohio 44114-1306

Attn: Jason Weaver

Telecopy No.: (216) 689-4997

and to:

McKenna Long & Aldridge LLP

5300 SunTrust Plaza

303 Peachtree Street

Atlanta, Georgia 30308

Attn: William F. Timmons, Esq.

Telecopy No.: (404) 527-4198

If to the Borrowers:

Richard Meruelo as Trustee of the Richard Meruelo Living Trust

Merco-Group-Roosevelt Building, LLC

c/o Richard Meruelo

761 Terminal Street

Building 1, 2nd Floor

Los Angeles, California 90021

Telecopy No.:

With a copy to:

Cox Castle & Nicholson, LLP

2049 Century Park East

Suite 2800

Los Angeles, California 90067

Attn: John F. Nicholson, Esq.

Telecopy No.: (310) 277-7889

to each other Bank a party hereto at the address for such party set forth on the signature page for such Bank, and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by facsimile, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or facsimile (or if sent by facsimile, next Business Day if received after 5:00 p.m. (Cleveland time) or on a day that is not a Business Day), or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, a Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

§20. RELATIONSHIP.

Neither the Agent nor any Bank has any fiduciary relationship with or fiduciary duty to the Borrowers or the Guarantor arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Bank and the Borrowers is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

§21. GOVERNING LAW: CONSENT TO JURISDICTION AND SERVICE.

THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN SHALL, BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA. THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN §19. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT EITHER OF THEM MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

§22. HEADINGS.

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§23. COUNTERPARTS.

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§24. ENTIRE AGREEMENT, ETC.

The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.

§25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

TO THE EXTENT PERMITTED BY LAW, EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25.

§26. DEALINGS WITH THE BORROWER.

The Agent, the Banks and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrowers, the Guarantor or any of their respective affiliates regardless of the capacity of the Agent or the Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent, a Bank or its affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent or such Bank, as applicable, shall be under no obligation to provide such information to them.

§27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers and Guarantor of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each Bank: a decrease in the rate of interest on the Notes; a change in the Maturity Date of the Notes except as provided in §2.9; an increase in the amount of the Commitments of the Banks except pursuant to §18.1; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon; the postponement of any date fixed for any payment of principal of or interest on the Loans; a decrease of the amount of any fee (other than late fees) payable to a Bank hereunder; the release of the Borrowers or Guarantor except as otherwise provided herein; the release of all or a material part of the Collateral, except as otherwise provided herein; a change in the manner of distribution of any payments to the

Banks or the Agent; an amendment of the definition of Majority Banks or of any requirement for consent by all of the Banks; or an amendment of this §27. The provisions of §14 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers or Guarantor shall entitle the Borrowers or Guarantor to other or further notice or demand in similar or other circumstances.

§28. SEVERABILITY.

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§29. TIME OF THE ESSENCE.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrowers and Guarantor under this Agreement and the other Loan Documents.

§30. NO UNWRITTEN AGREEMENTS.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

§31. REPLACEMENT OF NOTES.

Upon receipt of evidence reasonably satisfactory to Borrowers of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrowers or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrowers will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

§32. RIGHTS OF THIRD PARTIES.

This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrowers, the Guarantor, the Banks, the Agent and the holders of the Hedge Obligations, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. All conditions to the performance of the obligations of the Agent and the Banks under this Agreement, including the obligation to make Loans, are imposed solely and exclusively for the benefit of the Agent and the Banks and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Banks will refuse to make Loans in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Banks at any time if in their sole discretion they deem it desirable to do so.

§33. PATRIOT ACT.

Each Bank and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrowers and the Guarantor that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrowers and the Guarantor, which information includes names and addresses and other information that will allow such Bank or the Agent, as applicable, to identify Borrowers and the Guarantor in accordance with the Patriot Act.

§34. ADDITIONAL AGREEMENTS CONCERNING OBLIGATIONS OF BORROWERS.

§34.1 Joint and Several Liability. Each of the Borrowers covenants and agrees that each and every covenant and obligation of any Borrower hereunder and under the other Loan Documents shall be the joint and several obligations of each Borrower.

§34.2 Waiver of Automatic or Supplemental Stay. Each of the Borrowers represents, warrants and covenants to the Banks and Agent that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against the other of the Borrowers or Guarantor at any time following the execution and delivery of this Agreement, neither of the Borrowers or Guarantor shall seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, to stay, interdict, condition, reduce or inhibit the ability of the Banks or Agent to enforce any rights any of them has by virtue of this Agreement, the Loan Documents, or at law or in equity, or any other rights the Banks or Agent has, whether now or hereafter acquired, against the other Borrower or Guarantor or against any property owned by such other Borrower or Guarantor.

§34.3 Consideration. The Borrowers hereby represent and warrant to the Banks and Agent that each of them has received good and valuable consideration for the execution and delivery of the Loan Documents, and the Borrowers hereby acknowledge the adequacy and sufficiency of such consideration.

§34.4 Waiver of Defenses. Each of the Borrowers hereby waives and agrees not to assert or take advantage of any defense or right based upon:

(a)(i) any change in the amount, interest rate or due date or other term of any of the Obligations or Hedge Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Obligations or the Hedge Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, this Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Obligations or Hedge Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, this Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Obligations or Hedge Obligations or any other instrument or agreement referred to therein or evidencing any Obligations or Hedge Obligations or any assignment or transfer of any of the foregoing;

(b) any subordination of the payment of the Obligations or Hedge Obligations to the payment of any other liability of the Borrowers or any other Person;

(c) any act or failure to act by Borrowers or any other Person which may adversely affect any Borrower’s subrogation rights, if any, against the other Borrower or any other Person to recover payments made;

(d) any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations or Hedge Obligations;

(e) any application of sums paid by the Borrowers or any other Person with respect to the liabilities of Borrowers, regardless of what liabilities of the Borrowers remain unpaid;

(f) any defense of Borrowers, including without limitation, the invalidity, illegality or unenforceability of any of the Obligations or Hedge Obligations;

(g) either with or without notice to Borrowers, any renewal, extension, modification, amendment or another changes in the Obligations or Hedge Obligations, including but not limited to any material alteration of the terms of payment or performance of the Obligations or Hedge Obligations;

(h) any statute of limitations in any action hereunder or for the collection of the Obligations or Hedge Obligations or for the payment or performance of any obligation under the Loan Documents;

(i) the incapacity, lack of authority, death or disability of a Borrower or any other Person or entity, or the failure of Agent or the Banks to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of a Borrower or any other Person;

(j) the dissolution or termination of existence of a Borrower or any other Person;

(k) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of a Borrower or any other Person;

(l) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, a Borrower or any other Person, or any of a Borrower’s or any other Person’s properties or assets;

(m) the damage, destruction, foreclosure or surrender of all or any part of the Collateral;

(n) the failure of Agent or the Banks to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation of Borrowers or of any action or nonaction on the part of any other person whomsoever in connection with the Obligations or the Hedge Obligations;

(o) any failure or delay of Agent or the Banks to commence an action against a Borrower or any other Person, to assert or enforce any remedies against a Borrower under the Note or the other Loan Documents or agreements relating to the Hedge Obligations, or to realize upon any security;

(p) any failure of any duty on the part of Agent or the Banks to disclose to a Borrower any facts it may now or hereafter know regarding Borrowers (including, without limitation a Borrower’s financial condition), any other Person, the Collateral, or any other assets or liabilities of such Persons, whether such facts materially increase the risk to Borrowers or not (it being agreed that Borrowers assume responsibility for being informed with respect to such information);

(q) failure to accept or give notice of acceptance of the Loan Documents by Agent and the Banks;

(r) failure to make or give notice of presentment and demand for payment of any of the Obligations or the Hedge Obligations;

(s) failure to make or give protest and notice of dishonor or of default to the Borrowers or to any other Person with respect to the Obligations or the Hedge Obligations;

(t) except as specifically provided in the Loan Documents, any and all other notices whatsoever to which Borrowers might otherwise be entitled;

(u) any lack of diligence by Agent or the Banks in collection, protection or realization upon any collateral securing the payment of the Obligations or the Hedge Obligations;

(v) the invalidity or unenforceability of the Note, or any of the other Loan Documents or agreements relating to the Hedge Obligations, or any assignment or transfer of the foregoing;

(w) the compromise, settlement, release or termination of any or all of the obligations of Borrowers under the Note or the other Loan Documents or agreements relating to the Hedge Obligations;

(x) any transfer by a Borrower or any other Person of all or any part of the security encumbered by the Loan Documents;

(y) the failure of Agent or the Banks to perfect any security or to extend or renew the perfection of any security;

(z) any and all of the rights and defenses described in Section 2856(a) of the California Civil Code;

(aa) any and all of the rights of subrogation, reimbursement, indemnification and contribution and other rights and defenses that are or may become available to Borrowers (or any of them) by reason of Sections 2787 to 2855 (inclusive), 2899 and 3433 of the California Civil Code;

(bb) except to the extent prohibited by Section 9602 of the California Commercial Code, any and all rights and defenses that Borrowers (or any of them) might otherwise have under the California Commercial Code; or

(cc) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Borrowers might otherwise be entitled, it being the intention that the obligations of Borrowers hereunder are absolute, unconditional and irrevocable.

Each Borrower understands that the exercise by Agent of certain rights and remedies may affect or eliminate such Borrower’s right of subrogation against the other Borrower or the Guarantor and that such Borrower may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Borrowers hereby authorize and empower Agent, its successors, endorsees and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Borrowers that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances. Notwithstanding any other provision of this Agreement or the other Loan Documents to the contrary, each Borrower hereby waives and releases any claim or other rights which such Borrower may now have or hereafter acquire against the other Borrower or Guarantor or any other Person of all or any of the obligations of Borrowers hereunder that arise from the existence or performance of such Borrower’s obligations under this Agreement or any of the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Agent and the Banks against the Borrowers or Guarantor or other Person or any Collateral which Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Borrowers or Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights, except for those rights of each Borrower under the Contribution Agreement; provided, however, each Borrower agrees not to pursue or enforce any of its rights under the Contribution Agreement and each Borrower agrees not to make or receive any payment on account of the Contribution Agreement so long as any of the Obligations or the Hedge Obligations remain unpaid or undischarged. In the event any Borrower shall receive any payment under or on account of the Contribution Agreement, it shall hold such payment as trustee for Agent and the Banks and be paid over to Agent and the Banks on account of the indebtedness of Borrowers to Agent and the Banks and the Hedge Obligations but without reducing or affecting in any manner the liability of Borrowers under the other provisions of the Loan Documents except to the extent the principal amount or other portion of such indebtedness shall have been reduced by such payment. Without limitation on the generality of the other waivers contained in this Agreement, each Borrower hereby waives all rights and defenses arising out of an election of remedies by the Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed or otherwise impaired such Borrower’s rights of subrogation and reimbursement against the principal (whether by the operation of any provision of the California Code of Civil Procedure or otherwise).

In addition, each Borrower hereby agrees that its obligations hereunder shall not be released, diminished, impaired, reduced, dependent upon or affected by, and hereby waives and agrees not to assert or take advantage of any defense based on, any one or more of the following: (i) the genuineness, validity, regularity or enforceability of, or the existence of any default with respect to, the Obligations or the Hedge Obligations, any security therefor, or any related instrument, documents, obligation, transaction or matter; (ii) the nature, extent, condition, value or continued existence of any security given in connection with the Obligations or the Hedge Obligations; (iii) any action or failure to take action by any holder of the Obligations or the Hedge Obligations under or with respect to the Loan Documents or the agreements relating to the Hedge Obligations, any security therefor, or any related documents, transaction or matter; (iv) any other dealings between any holder of the Obligations or the Hedge Obligations and Agent and the Banks; (v) any exculpatory language or provisions limiting or restricting Agent’s rights or remedies against the Borrowers or any other Person under the Loan Documents; or (vi) any claim by or on behalf of Borrowers of any credit or right of setoff with respect to the Note or any of the Obligations or the Hedge Obligations.

§34.5 Waiver. Each of the Borrowers waives, to the fullest extent that each may lawfully so do, the benefit of all appraisement, valuation, stay, extension, homestead, exemption and redemption laws which such Person may claim or seek to take advantage of in order to prevent or hinder the enforcement of any of the Loan Documents or the exercise by the Banks or Agent of any of their respective remedies under the Loan Documents and, to the fullest extent that the Borrowers may lawfully so do, such Person waives any and all right to have the assets comprised in the security intended to be created by the Security Documents (including, without limitation, those assets owned by the other of the Borrowers) marshaled upon any foreclosure of the lien created by such Security Documents. Each of the Borrowers further agrees that the Banks and Agent shall be entitled to exercise their respective rights and remedies under the Loan Documents or at law or in equity in such order as they may elect. Without limiting the foregoing, each of the Borrowers further agrees that upon the occurrence of an Event of Default, the Banks and Agent may exercise any of such rights and remedies without notice to either of the Borrowers except as required by law or the Loan Documents and agrees that neither the Banks nor Agent shall be required to proceed against the other of the Borrowers or any other person or to proceed against or to exhaust any other security held by the Banks or Agent at any time or to pursue any other remedy in Bank’s or Agent’s power or under any of the Loan Documents before proceeding against a Borrower or its assets under the Loan Documents.

§34.6 Subordination. Each of the Borrowers hereby expressly waives any right of contribution from or indemnity against the other, whether at law or in equity, arising from any payments made by such Person pursuant to the terms of this Agreement or the Loan Documents, and each of the Borrowers acknowledges that it has no right whatsoever to proceed against the other for reimbursement of any such payments. In connection with the foregoing, each of the Borrowers expressly waives any and all rights of subrogation to the Banks or Agent against the other of the Borrowers, and each of the Borrowers hereby waives any rights to enforce any remedy which the Banks or Agent may have against the other of the Borrowers and any rights to participate in any Collateral or any other assets of the other Borrower. Notwithstanding the foregoing, the Borrowers shall be entitled to the rights and benefits set forth in the Contribution

Agreement. In addition to and without in any way limiting the foregoing, each of the Borrowers hereby subordinates any and all indebtedness it may now or hereafter owe to such other Borrower to all indebtedness of the Borrowers to the Banks and Agent, and agrees with the Banks and Agent that neither of the Borrowers shall claim any offset or other reduction of such Borrower’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the Collateral or any other assets of the other Borrower.

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.

BORROWER:

RICHARD MERUELO AS TRUSTEE OF THE RICHARD MERUELO LIVING TRUST U/D/T DATED SEPTEMBER 15, 1989

/s/ Richard Meruelo	(SEAL)
Richard Meruelo as Trustee of the Richard Meruelo Living Trust U/D/T dated September 15, 1989

MERCO GROUP-ROOSEVELT BUILDING, LLC, a California limited liability company

By:	/s/ Richard Meruelo
Richard Meruelo as Trustee of the Richard Meruelo Living Trust U/D/T dated September 15, 1989, as Managing Member and Manager

[SEAL]

BANKS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Jason Weaver
Name:	Jason Weaver
Title:	Senior Vice-President

[SEAL]

KeyBank National Association

127 Public Square, 8th Floor

Cleveland, Ohio 44114-1306

Attn: Jason Weaver

Telecopy No.: (216) 689-4997